SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 5, 2003

Credit Suisse First Boston (USA), Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-6862	13-1898818
(Commission File Number)	(I.R.S. Employer
(Identification No.)

Eleven Madison Avenue, New York, New York	10010
(Address of principal executive office)	(Zip Code)

(212) 325-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

On August 5, 2003, Credit Suisse Group, our ultimate parent, released its financial results for the quarter and six months ended June 30, 2003, including the financial results of the Credit Suisse First Boston business unit, of which we are a part.

                Credit Suisse Group reported net income of CHF 1.3 billion and CHF 2 billion, respectively, and the Credit Suisse First Boston business unit reported net income of CHF 395 million and CHF 616 million, respectively, for the quarter and six months ended June 30, 2003.

                We have not reported our financial results for the quarter and six months ended June 30, 2003 and will report these results in connection with the filing of our quarterly report on Form 10-Q.

                We expect to report net income of USD 981 million and USD 1,064 million for the quarter and six months ended June 30, 2003, respectively, with USD 129 million and USD 188 million from continuing operations and USD 852 million and USD 876 million from the discontinued operations of the Pershing unit, respectively.  Income from discontinued operations included the after-tax gain of USD 852 million from the sale of Pershing on May 1, 2003.  We had net income of USD 182 million and USD 548 million for the quarter and six months ended June 30, 2002, respectively, with USD 164 million and USD 503 million from continuing operations and USD 18 million and USD 45 million from discontinued operations, respectively.  Income from continuing operations for the six months ended June 30, 2002 included an after-tax gain of USD 343 million from the sale of three of our broker-dealers, CSFBdirect LLC, DLJdirect Ltd. and Autranet, LLC.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.

/s/ David C. Fisher
David C. Fisher
Chief Financial and Accounting Officer

August 6, 2003